Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 31, 2024

CULLEN/FROST REPORTS THIRD QUARTER RESULTS
Board declares fourth quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported third quarter 2024 results.
Net income available to common shareholders for the third quarter of 2024 was $144.8 million compared to $154.0 million for the third quarter of 2023. On a per-share basis, net income available to common shareholders for the third quarter of 2024 was $2.24 per diluted common share, compared to $2.38 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.16 percent and 15.48 percent, respectively, for the third quarter of 2024 compared to 1.25 percent and 18.93 percent, respectively, for the same period a year earlier.
For the third quarter of 2024, net interest income on a taxable-equivalent basis was $425.2 million, up 4.4 percent compared to the same quarter in 2023. Average loans for the third quarter of 2024 increased $2.1 billion, or 11.8 percent, to $20.1 billion, from the $18.0 billion reported for the third quarter a year earlier, and increased $431.6 million, or 2.2 percent, compared to the second quarter of 2024. Average deposits for the third quarter decreased $94.7 million, or 0.2 percent, to $40.7 billion, compared to the $40.8 billion reported for last year's third quarter, and increased $223.3 million, or 0.6 percent, compared to the second quarter of 2024. Average non-interest-bearing deposits were down $20.2 million, or 0.1 percent, from the second quarter. Average interest-bearing deposits were up $243.4 million, or 0.9 percent, from the second quarter.

“In the third quarter we saw the beginning of an expected seasonal increase in deposits and continued growth in loans and new relationships,” said Cullen/Frost Chairman and CEO Phil Green. "Frost bankers continued to provide outstanding experiences to customers across all of our regions and all areas of the business. That includes our Frost Mortgage product, where total loan originations have recently passed $200 million, allowing more customers to get a Frost experience as they go through one of the most important financial events of their lives.”

For the first nine months of 2024, net income available to common shareholders was $422.7 million, down 13.8 percent compared to $490.4 million for the first nine months of 2023. Diluted EPS available to common shareholders for the first nine months of 2024 was $6.51 compared to $7.54 in the year-earlier period. Returns on average assets and average common equity for the first nine months of 2024 were 1.15 percent and 15.90 percent, respectively, compared to 1.32 percent and 20.25 percent, respectively, for the same period in 2023.

Noted financial data for the third quarter of 2024 follows:

•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the third quarter of 2024 were 13.55 percent, 14.02 percent and 15.50 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $425.2 million for the third quarter of 2024, an increase of 4.4 percent, compared to $407.4 million for the third quarter of 2023. Net interest margin was 3.56 percent for the third quarter compared to 3.54 percent for the second quarter of 2024 and 3.44 percent for the third quarter of 2023.
•Non-interest income for the third quarter of 2024 totaled $113.7 million, an increase of $7.7 million, or 7.3 percent, from the $106.0 million reported for the third quarter of 2023. Trust and investment management fees increased $3.4 million, or 9.0 percent, compared to the third quarter of 2023. The increase in trust and investment management fees during the third quarter was primarily related to an increase in investment management fees (up $3.4 million). Service charges on deposit accounts increased $3.8 million, or 16.1 percent, compared to the third quarter of 2023. The increase in the third quarter was primarily related to increases in commercial and consumer overdraft charges (up $2.8 million) and commercial service charges (up $1.3 million). Insurance commissions and fees increased $1.2 million, or 8.8 percent, compared to the third quarter of 2023. The increase was mainly driven by an increase in commercial lines property & casualty commissions (up $944,000). Other non-interest income decreased by $1.4 million, or 10.5 percent, compared to the third quarter of 2023. The decrease was primarily related to a decrease in sundry and other miscellaneous income (down $1.4 million).
•Non-interest expense was $323.4 million for the third quarter of 2024, up $30.2 million, or 10.3 percent, compared to the $293.3 million reported for the third quarter a year earlier. Salaries and wages expense increased $19.1 million, or 13.9 percent, compared to the third quarter of 2023. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and to an increase in the number of employees. The increase in the number of employees was partly related to our investment in organic expansion in various markets. Employee benefits expense increased by $2.5 million, or 9.5 percent, compared to the third quarter of 2023. The increase in employee benefits expense was primarily related to increases in medical/dental benefits expense (up $1.3 million) and payroll taxes (up $1.2 million). Other non-interest expense increased $3.9 million, or 7.0 percent, compared to the third quarter of 2023. The increase in other non-interest expense during the third quarter of 2024 included increases in professional services expense (up $1.3 million), which was primarily related to information technology services; sundry and other miscellaneous expense (up $959,000); travel, meals and entertainment (up $618,000); and business development expense (up $592,000). Technology, furniture, and equipment expense increased $2.5 million, or 7.1 percent, compared to the third quarter of 2023. The increase was primarily related to increased cloud services expense (up $1.9 million), service contracts expense (up $854,000), and software amortization (up $371,000). The increases from these items were partly offset by a decrease in depreciation on furniture and equipment (down $612,000).
•For the third quarter of 2024, the company reported a credit loss expense of $19.4 million, and reported net loan charge-offs of $9.6 million. This compares to a credit loss expense of $15.8 million and net loan charge-offs of $9.7 million for the second quarter of 2024 and a credit loss expense of $11.2 million and net loan charge-offs of $5.0 million for the third quarter of 2023. The allowance for credit losses on loans as a percentage of total loans was 1.31 percent at September 30, 2024, compared to 1.28 percent at the end of the second quarter of 2024 and 1.32 percent at the end of the third quarter of 2023. Non-accrual loans were $104.9 million at the end of the third quarter of 2024, compared to $75.0 million at the end of the second quarter of 2024 and $67.2 million at the end of the third quarter of 2023.

The Cullen/Frost board declared a fourth-quarter cash dividend of $0.95 per common share. The dividend on common stock is payable December 13, 2024 to shareholders of record on November 29 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable December 16, 2024 to shareholders of record on November 29 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, October 31, 2024, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, November 3, 2024 at 1-877-660-6853 with Conference ID # of 13749468. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.

Cullen/Frost investor relations website: https://investor.frostbank.com/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $51.0 billion in assets at September 30, 2024. One of the 50 largest commercial banks in the U.S., Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets and global supply chains may continue to be adversely affected by the current or anticipated impact of global wars/military conflicts, terrorism, or other geopolitical events.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$404,331	$396,712	$390,051	$388,152	$385,426
Net interest income (1)	425,160	417,621	411,367	409,904	407,353
Credit loss expense	19,386	15,787	13,650	15,981	11,185
Non-interest income:
Trust and investment management fees	41,016	41,404	39,085	40,163	37,616
Service charges on deposit accounts	27,412	26,114	24,795	24,535	23,603
Insurance commissions and fees	14,839	13,919	18,296	12,743	13,636
Interchange and card transaction fees	5,428	5,351	4,474	4,608	4,672
Other charges, commissions, and fees	13,060	13,020	12,060	12,104	13,128
Net gain (loss) on securities transactions	16	—	—	—	12
Other	11,936	11,382	12,667	19,598	13,331
Total non-interest income	113,707	111,190	111,377	113,751	105,998

Non-interest expense:
Salaries and wages	156,637	151,237	148,000	146,616	137,562
Employee benefits	29,060	28,802	35,970	28,065	26,527
Net occupancy	32,497	32,374	31,778	30,752	31,581
Technology, furniture, and equipment	37,766	35,951	34,995	34,484	35,278
Deposit insurance	7,238	8,383	14,724	58,109	6,033
Other	60,212	60,217	60,750	67,196	56,275
Total non-interest expense	323,410	316,964	326,217	365,222	293,256
Income before income taxes	175,242	175,151	161,561	120,700	186,983
Income taxes	28,741	29,652	25,871	18,149	31,332
Net income	146,501	145,499	135,690	102,551	155,651
Preferred stock dividends	1,668	1,669	1,669	1,669	1,668
Net income available to common shareholders	$144,833	$143,830	$134,021	$100,882	$153,983

PER COMMON SHARE DATA
Earnings per common share - basic	$2.24	$2.21	$2.06	$1.55	$2.38
Earnings per common share - diluted	2.24	2.21	2.06	1.55	2.38
Cash dividends per common share	0.95	0.92	0.92	0.92	0.92
Book value per common share at end of quarter	62.41	55.02	54.36	55.64	44.59

OUTSTANDING COMMON SHARES
Period-end common shares	63,931	63,989	64,251	64,185	64,017
Weighted-average common shares - basic	63,958	64,193	64,216	64,139	64,067
Dilutive effect of stock compensation	127	140	156	176	172
Weighted-average common shares - diluted	64,085	64,333	64,372	64,315	64,239

SELECTED ANNUALIZED RATIOS
Return on average assets	1.16%	1.18%	1.09%	0.82%	1.25%
Return on average common equity	15.48	17.08	15.22	13.51	18.93
Net interest income to average earning assets	3.56	3.54	3.48	3.41	3.44

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$20,084	$19,652	$19,112	$18,609	$17,965
Earning assets	46,100	45,527	45,883	45,579	45,366
Total assets	49,467	48,960	49,324	49,087	48,804
Non-interest-bearing demand deposits	13,659	13,679	13,976	14,697	14,823
Interest-bearing deposits	27,074	26,831	26,748	26,487	26,005
Total deposits	40,733	40,510	40,724	41,184	40,828
Shareholders' equity	3,868	3,533	3,687	3,108	3,372

Period-End Balance:
Loans	$20,055	$19,996	$19,388	$18,824	$18,399
Earning assets	47,424	45,344	46,164	47,124	45,218
Total assets	51,008	48,843	49,505	50,845	48,747
Total deposits	41,721	40,318	40,806	41,921	40,992
Shareholders' equity	4,135	3,666	3,638	3,716	3,000
Adjusted shareholders' equity (1)	5,051	4,975	4,914	4,836	4,779

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$263,129	$256,307	$250,297	$245,996	$242,235
As a percentage of period-end loans	1.31%	1.28%	1.29%	1.31%	1.32%

Net charge-offs:	$9,640	$9,726	$7,349	$10,884	$4,992
Annualized as a percentage of average loans	0.19%	0.20%	0.15%	0.23%	0.11%

Non-accrual loans:	$104,877	$74,987	$71,515	$60,907	$67,175
As a percentage of total loans	0.52%	0.38%	0.37%	0.32%	0.37%
As a percentage of total assets	0.21	0.15	0.14	0.12	0.14

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.55%	13.35%	13.41%	13.25%	13.32%
Tier 1 Risk-Based Capital Ratio	14.02	13.82	13.89	13.73	13.81
Total Risk-Based Capital Ratio	15.50	15.27	15.35	15.18	15.28
Leverage Ratio	8.80	8.62	8.44	8.35	8.17
Equity to Assets Ratio (period-end)	8.11	7.51	7.35	7.31	6.15
Equity to Assets Ratio (average)	7.82	7.22	7.47	6.33	6.91

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,
	2024	2023
CONDENSED INCOME STATEMENTS
Net interest income	1,191,094	1,170,512
Net interest income (1)	1,254,148	1,241,791
Credit loss expense	48,823	30,190
Non-interest income:
Trust and investment management fees	121,505	113,152
Service charges on deposit accounts	78,321	68,969
Insurance commissions and fees	47,054	45,528
Interchange and card transaction fees	15,253	14,811
Other charges, commissions and fees	38,140	36,922
Net gain (loss) on securities transactions	16	66
Other	35,985	35,343
Total non-interest income	336,274	314,791

Non-interest expense:
Salaries and wages	455,874	401,102
Employee benefits	93,832	87,241
Net occupancy	96,649	93,644
Technology, furniture and equipment	108,712	100,802
Deposit insurance	30,345	18,480
Other	181,179	162,171
Total non-interest expense	966,591	863,440
Income before income taxes	511,954	591,673
Income taxes	84,264	96,251
Net income	427,690	495,422
Preferred stock dividends	5,006	5,006
Net income available to common shareholders	$422,684	$490,416

PER COMMON SHARE DATA
Earnings per common share - basic	$6.52	$7.56
Earnings per common share - diluted	6.51	7.54
Cash dividends per common share	$2.79	$2.66
Book value per common share at end of quarter	62.41	44.59

OUTSTANDING COMMON SHARES
Period-end common shares	63,931	64,017
Weighted-average common shares - basic	64,122	64,226
Dilutive effect of stock compensation	141	208
Weighted-average common shares - diluted	64,263	64,434

SELECTED ANNUALIZED RATIOS
Return on average assets	1.15%	1.32%
Return on average common equity	15.90	20.25
Net interest income to average earning assets	3.52	3.45

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,
	2024	2023
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$19,618	$17,652
Earning assets	45,838	46,390
Total assets	49,240	49,849
Non-interest-bearing demand deposits	13,771	15,557
Interest-bearing deposits	26,885	25,967
Total deposits	40,656	41,524
Shareholders' equity	3,697	3,383

Period-End Balance:
Loans	$20,055	$18,399
Earning assets	47,424	45,218
Total assets	51,008	48,747
Total deposits	41,721	40,992
Shareholders' equity	4,135	3,000
Adjusted shareholders' equity (1)	5,051	4,779

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$263,129	$242,235
As a percentage of period-end loans	1.31%	1.32%

Net charge-offs:	26,715	23,602
Annualized as a percentage of average loans	0.18%	0.18%

Non-accrual loans:	$104,877	$67,175
As a percentage of total loans	0.52%	0.37%
As a percentage of total assets	0.21	0.14

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.55%	13.32%
Tier 1 Risk-Based Capital Ratio	14.02	13.81
Total Risk-Based Capital Ratio	15.50	15.28
Leverage Ratio	8.80	8.17
Equity to Assets Ratio (period-end)	8.11	6.15
Equity to Assets Ratio (average)	7.51	6.79

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	5.32%	5.40%	5.40%	5.39%	5.33%
Federal funds sold	5.65	5.78	5.76	5.73	5.65
Resell agreements	5.48	5.60	5.60	5.60	5.53
Securities(2)	3.40	3.38	3.32	3.24	3.24
Loans, net of unearned discounts	7.12	7.08	7.00	6.92	6.83
Total earning assets	5.26	5.23	5.13	5.00	4.92

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.38%	0.39%	0.42%	0.40%	0.38%
Money market deposit accounts	2.80	2.83	2.82	2.83	2.78
Time accounts	4.73	4.77	4.73	4.59	4.34
Total interest-bearing deposits	2.41	2.39	2.34	2.27	2.12
Total deposits	1.60	1.58	1.54	1.46	1.35
Federal funds purchased	5.33	5.39	5.38	5.40	5.32
Repurchase agreements	3.72	3.75	3.76	3.75	3.67
Junior subordinated deferrable interest debentures	7.14	7.47	7.34	7.45	7.34
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	2.60	2.59	2.54	2.48	2.33

Net interest spread	2.66	2.64	2.59	2.52	2.59
Net interest income to total average earning assets	3.56	3.54	3.48	3.41	3.44

AVERAGE BALANCES
($ in millions)
Earning Assets:
Interest-bearing deposits	$7,073	$7,156	$7,356	$7,047	$6,747
Federal funds sold	4	5	5	3	13
Resell agreements	41	85	85	86	85
Securities - carrying value(2)	18,898	18,629	19,324	19,834	20,557
Securities - amortized cost(2)	20,324	20,400	20,813	21,969	22,250
Loans, net of unearned discount	20,084	19,652	19,112	18,609	17,965
Total earning assets	46,100	45,527	45,883	45,579	45,366

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	$9,470	$9,716	$9,918	$9,986	$10,202
Money market deposit accounts	11,122	11,009	11,058	11,219	11,144
Time accounts	6,482	6,106	5,773	5,282	4,659
Total interest-bearing deposits	27,074	26,831	26,748	26,487	26,005
Total deposits	40,733	40,510	40,724	41,184	40,828
Federal funds purchased	20	40	33	18	21
Repurchase agreements	3,777	3,827	3,787	3,761	3,536
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	100	99	99
Total interest-bearing liabilities	31,094	30,921	30,791	30,488	29,785

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.